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                                                   EXHIBIT 5.2

       [Letterhead of Richards, Layton & Finger, P.A.]


                      February 27, 1998

  World Monitor Trust
  c/o Prudential Securities Futures Management Inc.
  One New York Plaza
  New York, New York 10292

  Prudential Securities Futures Management Inc.
  One New York Plaza
  New York, New York 10292

             Re:  World Monitor Trust

  Ladies and Gentlemen:

             We have acted as special Delaware counsel to World Monitor Trust, a Delaware business trust (the
  "Trust"), in connection with the transactions contemplated by the Declaration of Trust and Trust
  Agreement, dated as of December 17, 1997 (the "Trust
  Agreement"), by and among Prudential Securities Futures
  Management Inc., a Delaware corporation (the "Managing
  Owner"), Wilmington Trust Company, a Delaware banking corporation (the "Trustee"), and the Interestholders from time to time thereunder. This opinion is being delivered to you at your request. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

             We have examined originals or copies of the following documents:

             (a)  The Trust Agreement;

             (b)  A certified copy of the certificate of
                    trust of the Trust (the "Certificate of
                    Trust") which was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on December 17, 1997;

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World Monitor Trust
Prudential Securities Futures Management Inc.
February 27, 1998
Page 2

            (c)  Each of the three registration statements
                    on Form S-1, filed by the Trust with the Securities and Exchange Commission on December 22, 1997 (collectively, the "Registration Statements"), including a preliminary prospectus (the "Prospectus") relating to the Series A, Series B and Series C beneficial interests in the Trust (collectively, the "Limited Interests");

             (d)  A form of Subscription Agreement and Power
                    of Attorney, including a Subscription
                    Agreement and Power of Attorney Signature
                    Page of the Trust (the "Subscription
                    Agreement"), attached to the Prospectus as Exhibit "D"; and

             (e)  A Certificate of Good Standing for the
                    Trust, dated February 26, 1998, obtained from the Secretary of State.

  We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

             Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinbelow, it is our opinion that:

             1.   The Trust has been duly formed and is
  validly existing as a business trust under the Delaware
  Business Trust Act, 12 Del. C. S 3801 et seq. (the
  "Act").

             2. The provisions of the Trust Agreement will be effective under the Act to establish the rights and obligations of the Trustee, the Managing Owner and the Limited Owners among themselves and with respect to the Trust.

             3. The Trust Agreement is the legal, valid and binding obligation of the Trustee, the Managing Owner and the Limited Owners, enforceable against the Trustee, the Managing Owner and the Limited Owners, in accordance with its terms.

             4.   Assuming that (i) separate and distinct
  records are maintained for each Series of the Trust, (ii) the assets associated with any such Series are held and

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World Monitor Trust
Prudential Securities Futures Management Inc.
February 27, 1998
Page 3

  accounted for separately from the other assets of the Trust, or any other Series thereof, (iii) the notice of the limitation on liabilities of a Series provided in
  Section 3804(a) of the DBTA is continuously set forth in the Certificate of Trust, and (iv) the Trust Agreement continuously provides for those matters described in (i),
  (ii) and (iii) of this paragraph 4, under the DBTA and as provided in the Trust Agreement, the debts, liabilities, obligations, claims and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or any other Series.

             5.   The Interests to be issued by the Trust
  will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Trust, as to which the Limited Owners, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware, subject to the obligation of a Limited Owner to make certain payments provided for in the Trust
  Agreement.

             The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

             A.   We are admitted to practice law in the
  State of Delaware, and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.

             B.   We have assumed (i) that the Trust
  Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (ii) except to the extent set forth in paragraph 1 above, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us,
  (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) that after the issuance and sale of the Interests under the Registration

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World Monitor Trust
Prudential Securities Futures Management Inc.
February 27, 1998
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  Statements and the Trust
  Agreement, the dollar amount of the Interests issued by the Trust will equal or exceed the minimum, and the dollar amount of the Interests issued and reserved for issuance by the Trust will not exceed the maximum, dollar amount of Interests which may be issued by the Trust under the Registration Statements and the Trust
  Agreement; (vii) the due authorization, execution and delivery to the Managing Owner of a Subscription
  Agreement by each Limited Owner; (viii) the due acceptance by the Managing Owner of each Subscription
  Agreement and the due acceptance by the Managing Owner of the admission of each Limited Owner as a beneficial owner of the Trust; (ix) the payment by each Limited Owner to the Trust of the full consideration due from it for the Interests subscribed to by it; and (x) the Interests will be offered and sold as described in the Registration
  Statements and the Trust Agreement,

             C. The opinions in paragraphs 2 and 3 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and
  (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

             D.   We have assumed that all documents
  submitted to us as originals are authentic, that all documents submitted to us as copies conform with the originals, that all signatures are genuine and that all documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as stated herein.

             E. The opinion expressed in paragraph 4 above is subject to, and we express no opinion with respect to
  (i) applicable avoidance actions, e.g., fraudulent conveyance and preference laws (including S547 and S548 of the United States Bankruptcy Code), (ii) substantive consolidation of a Series of the Trust with any other Series or any other person, or (iii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

             F. We have not participated in the preparation of any offering materials with respect to the Interests
  (including the Registration Statements) and assume no responsibility for their contents.

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World Monitor Trust
Prudential Securities Futures Management Inc.
February 27, 1998
Page 5

             This opinion is rendered solely for your benefit and may be relied upon by you in connection with the matters addressed herein. This opinion may also be relied upon by Messrs. Rosenman & Colin LLP when rendering its opinions in connection with the Trust's
  Registration Statements and in connection with the offer and sale of the Interests. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any person or entity for any purpose.

             We hereby consent to the use of this opinion as an exhibit to the opinion of Rosenman & Colin LLP to be filed as an exhibit to Pre-Effective Amendment No. 1 to the Registration Statements filed with the Securities and Exchange Commission. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                 Very truly yours,


                                 /s/Richards, Layton & Finger, P.A.